Exhibit 99.2

Heidrick & Struggles International, Inc.

Segment Information

(in thousands)

(Unaudited)

	2014				2013
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YEAR
Net revenue:
Executive Search and Leadership Consulting
Americas	$57,586	$70,466	$64,982	$193,034	$59,208	$68,176	$65,522	$63,800	$256,706
Europe	26,224	31,201	27,207	84,632	18,392	23,284	23,366	25,039	90,081
Asia Pacific	20,795	25,062	23,305	69,162	19,803	25,133	23,528	21,954	90,418

Total Executive Search and LC	104,605	126,729	115,494	346,828	97,403	116,593	112,416	110,793	437,205
Culture Shaping	6,516	9,351	10,335	26,202	5,575	5,440	6,565	7,210	24,790

Total net revenue	$111,121	$136,080	$125,829	$373,030	$102,978	$122,033	$118,981	$118,003	$461,995

Operating income (loss):

	2014				2013
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YEAR
Executive Search and Leadership Consulting
Americas	$11,869	$17,140	$14,257	$43,266	$12,995	$16,429	$17,604	$13,143	$60,171
Europe	640	1,787	1,946	4,373	(3,007)	(2,075)	342	(1,773)	(6,513)
Asia Pacific	175	2,387	2,228	4,790	411	2,649	1,737	(1,119)	3,678

Total Executive Search and LC	12,684	21,314	18,431	52,429	10,399	17,003	19,683	10,251	57,336
Culture Shaping	(530)	1,307	2,866	3,643	(1,797)	(1,186)	(708)	(524)	(4,215)

Total segments	12,154	22,621	21,297	56,072	8,602	15,817	18,975	9,727	53,121
Global Operations Support	(11,374)	(10,109)	(11,740)	(33,223)	(8,213)	(10,075)	(10,622)	(8,646)	(37,556)

Operating income	$780	$12,512	$9,557	$22,849	$389	$5,742	$8,353	$1,081	$15,565

Operating margin:

	2014				2013
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YEAR
Executive Search and Leadership Consulting
Americas	20.6%	24.3%	21.9%	22.4%	21.9%	24.1%	26.9%	20.6%	23.4%
Europe	2.4%	5.7%	7.2%	5.2%	-16.3%	-8.9%	1.5%	-7.1%	-7.2%
Asia Pacific	0.8%	9.5%	9.6%	6.9%	2.1%	10.5%	7.4%	-5.1%	4.1%
Total Executive Search and LC	12.1%	16.8%	16.0%	15.1%	10.7%	14.6%	17.5%	9.3%	13.1%
Culture Shaping	-8.1%	14.0%	27.7%	13.9%	-32.2%	-21.8%	-10.8%	-7.3%	-17.0%
Total segments	10.9%	16.6%	16.9%	15.0%	8.4%	13.0%	15.9%	8.2%	11.5%
Global Operations Support	-10.2%	-7.4%	-9.3%	-8.9%	-8.0%	-8.3%	-8.9%	-7.3%	-8.1%
Operating income	0.7%	9.2%	7.6%	6.1%	0.4%	4.7%	7.0%	0.9%	3.4%

While investors are being provided financial data reflecting the change in the Company’s segment allocations described above, the Company has not in any way revised or restated its historical financial statements for any period.